Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of EMR Technology Solutions, Inc. (herein referred to as the “Company”, “we”, “our”, “us” and similar terms unless the context indicates otherwise) and Digital Medical Solutions, Inc. (“DMSI”), that was completed on March 15, 2017, effective January 1, 2017, (the “Acquisition”), pursuant to which, the Company acquired 100% of the stock of DMSI. The Acquisition was accounted for as a business combination in accordance with the guidance contained in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial information gives effect to the Acquisition based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet as of December 31, 2016 is presented as if the Acquisition had occurred on January 1, 2016. The condensed combined statements of operations for the year ended December 31, 2016 are presented as if the Acquisition had occurred on January 1, 2016.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of the U.S. Securities and Exchange Commission’s Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with the guidance for business combinations presented in ASC 805, and reflect the allocation of our preliminary purchase price to the assets acquired and liabilities assumed in the Acquisition based on their estimated fair values. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to unaudited pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on our condensed combined results of operations.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been affected on the dates previously set forth, nor is it indicative of the future operating results or financial position in combination. Our preliminary purchase price allocation was made using our best estimates of fair value, which are dependent upon certain valuation and other analyses that are not yet final. As a result, the unaudited pro forma purchase price adjustments related to the Acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed during the applicable measurement period under ASC 805 (up to one year from the Acquisition date). There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation. Further, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of anticipated synergies, operating efficiencies, cost savings or transaction and integration costs that may result from the Acquisition.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and their accompanying notes presented in our Annual Report on Form 10-K for the year ended December 31, 2016.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2016

	Historical Information
	EMR Technology	Digital Medical		Pro Forma		Pro Forma
	Solutions, Inc.	Solutions, Inc.	Combined	Adjustments		Combined	Notes
ASSETS
Current Assets:
Cash and cash equivalents	$42,186	$--	$42,186	$		$42,186
Accounts receivable, net	16,579	113,443	130,022			130,022
Total Current Assets	58,765	113,443	172,208			172,208

Property and equipment, net	818	--	--			818

Other Assets:
Software, net	1,025,169	--	1,025,169			1,025,169
Customer lists, net	327,596	--	327,596		300,000	627,596	a
Covenant not to compete, net	3,767	--	3,767		423,847	427,614	a
Total other assets	1,356,532	--	1,356,532			2,080,379

TOTAL ASSETS	$1,416,115	$113,443	$1,529,558		$723,847	$2,253,405

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$48,214	$--	$48,214	$		$48,214
Accrued expenses	34,687	--	34,687		15,000	49,687	e
Deferred revenue	--	70,290	70,290		(17,000)	53,290	f
Accrued Taxes	--	130,000	130,000		(130,000)	--	f
Total Current Liabilities	82,901	200,290	283,191			151,191

Promissory note – related party	500,000	--	500,000			500,000
Promissory notes – non-current	200,000	--	200,000		250,000	450,000	b
TOTAL LIABILITIES	782,901	200,290	983,191			1,101,191

Stockholders’ Equity:
Common Stock	7,974	--	7,974		1,388	9,362	c
Additional paid in capital	2,819,326	--	2,819,326		748,612	3,567,938	c
Accumulated deficit	(2,194,086)	(86,847)	(2,280,933)		(144,153)	(2,427,933)
Total stockholders’ equity (deficit)	633,214	(86,847)	546,367			1,152,214

TOTAL LIABILITIES AND STOCKHOLDERS’EQUITY (DEFICIT)	$1,416,115	$113,443	$1,529,558		$723,847	$2,253,405

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UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

	Historical Information
	EMR Technology	Digital Medical		Pro Forma	Pro Forma Combined
	Solutions, Inc.	Solutions, Inc.	Combined	Adjustments	Adjustments	Notes
Revenues:
Service revenues	$20,488	$15,404	$35,892	$	$35,892
Contract revenues	37,705	318,874	356,579		356,579
Technical Support	--	27,963	27,963		27,963
Total revenues	58,193	362,241	420,434		420,434

Costs and expenses:
Cost of revenues	26,267	31,685	57,952		57,952
Selling, general, and administrative expense	2,012,015	26,945	2,038,960		2,038,960
Amortization expense	120,902	--	120,902	363,000	483,902	d
Total operating expenses	2,159,184	58,630	2,217,814	363,000	2,580,814

Income (Loss) from operations	(2,100,991)	303,611	(1,797,380)	(363,000)	(2,160,380)

Other Income (Expense)
Loss on conversion of debt	(72,000)	--	(72,000)		(72,000)
Interest expense (net)	(16,936)	--	(16,936)	(15,000)	(31,936)	e
Total other income (expense)	(88,936)	--	(88,936)	(15,000)	(103,936)

Income (Loss) before income taxes	(2,189,927)	303,611	(1,886,316)	(378,000)	(2,264,316)

Provision for income taxes	--	(147,000)	(147,000)	147,000	--	f

Net Income (Loss)	$(2,189,927)	$156,611	$(2,033,316)	$(231,000)	$(2,264,316)

Basic and diluted net loss per common share	$(0.50)				$(0.39)
Basic and diluted Weighted Average Number of Common Shares	4,388,597				5,776,098

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1.	Basis of Unaudited Pro Forma Presentation

On March 15, 2017, we entered into a Stock Purchase Agreement (the “Agreement”) with Digital Medical Solutions, Inc. (“DMSI”) pursuant to which the Company acquired 100% of the stock of DMSI. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 combine our historical condensed consolidated statements of operations with the condensed statements of operations of DMSI as if the Acquisition had occurred on January 1, 2016. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to unaudited pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on our condensed combined results.

2.	Preliminary Consideration Transferred

Pursuant to the Agreement, the Company purchased all of the Capital Stock (as defined in the Agreement) of DMSI from the Seller (the “DMSI Shares”) in exchange for (i) $1,000,000, subject to certain post-closing adjustments for working capital and deferred revenue, consisting of (a) $750,000 in cash, and (b) a Convertible Promissory Note (the “Note”) issued in favor of the Seller in the principal amount of $250,000 payable over a 36 month period, with 6% annual interest, convertible into common stock of the Company at a price of $3.00 per share (the “Purchase Price”).

3.	Preliminary Purchase Price Allocation

Under the acquisition method of accounting outlined in ASC 805, the identifiable assets acquired and liabilities assumed in the Acquisition are recorded at their Acquisition-date fair values and are included in the Company’s consolidated financial position. Our unaudited pro forma adjustments are preliminary in nature and based on the estimates of fair value for all assets acquired and liabilities assumed to illustrate the estimated effect of the Acquisition on our condensed consolidated balance sheet at December 31, 2016. Accordingly, the unaudited pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses are performed. The primary areas that are not yet finalized relate to our estimated fair values for inventory and identifiable intangible assets. There can be no assurances that any final valuations will not result in material adjustments to our preliminary estimated purchase price allocation.

The following table summarizes the preliminary purchase price allocation for the assets acquired and liabilities assumed in connection with the Acquisition:

Tangible assets acquired	$113,443
Liabilities assumed	(200,290)
Net tangible assets	(86,847)

Customer list	636,847
Software	450,000
Total purchase price	$1,000,000

Our unaudited pro forma purchase price allocation includes certain identifiable intangible assets with an estimated fair value of approximately $1,000,000. The fair value of the identifiable intangible assets acquired was estimated using a combination of asset-based and income-based valuation methodologies. The asset-based valuation methodology established a fair value estimate based on the cost of replacing the asset, less amortization from functional use and economic obsolescence, if present and measurable. The income-based valuation methodology utilizes a discounted cash flow technique where the expected future economic benefits of ownership of an asset are discounted back to present value. This valuation technique requires us to make certain assumptions about, including, but not limited to, future operating performance and cash flow, and other such variables which are discounted to present value using a discount rate that reflects the risk factors associated with future cash flow, the characteristics of the assets acquired, and the experience of the acquired business. Such estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.

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4.	Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(a)	Adjustment to reflect the fair value of the total consideration.

(b)	Adjustment to reflect $250,000 paid through the delivery of unsecured convertible promissory note with 6% annual interest, convertible into common stock of the Company at a price of $3.00 per share and payable over a 36 month period.

(c)	Adjustment to reflect 1,387,501 shares of our Common Stock valued at $750,000 that was used to close the DMSI acquisition.

The following table summarizes the impact of pro forma adjustments to operating expense classifications presented in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016:

	Operating	Interest	Provision for Income
	Expenses	Expenses	Taxes	Total

For the Year Ended December 31, 2016

(d) Amortization	$363,000	-	-	$363,000
(e) Interest	-	15,000	-	15,000
(f) Income Tax Expense	-	-	(147,000)	(147,000)
	$363,000	$15,000	(147,000)	$231,000

(d)   Adjustment to recognize amortization expense on acquired definite-lived intangible assets.

(e)   Adjustment to recognize interest expense on the unsecured promissory note issued for acquisition.

(f)  Adjustment to reduce taxable income and deferred tax liability.

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